UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 26, 2008

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 766,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On September 26, 2008, OG&E entered into a $200 million Term Loan Agreement (the “UBS Term Loan Agreement”) with UBS AG, Stamford Branch, as Administrative Agent, UBS Securities LLC and the lenders from time to time parties thereto. The UBS Term Loan Agreement permits borrowings (“UBS Term Loans”) at interest rates equal to, (x) with respect to UBS Term Loans outstanding on or prior to December 15, 2008, the eurodollar base rate plus a margin ranging from 0.225% to 0.80%, and/or at an alternate base rate, and (y) with respect to UBS Term Loans outstanding after December 15, 2008, the eurodollar base rate, plus a margin ranging from 1.00% to 1.875% and/or at an alternate base rate plus a margin ranging from 0.00% to 0.875%; provided that (i) at any times on or prior to December 15, 2008 that the outstanding UBS Term Loan balance is less than $100,000,000, the applicable margins with respect to the eurodollar rate shall be reduced by 0.05% and (ii) with respect to any UBS Term Loans outstanding from and after April 1, 2009, the applicable margins above shall each be increased by 25 basis points (0.25%). The UBS Term Loan Agreement requires the payment of facility fees that range from 0.045% to 0.175%, payable on the unused commitment, if any. In addition, on the last day of each calendar quarter occurring on and after December 31, 2008 on which any UBS Term Loans are outstanding under the UBS Term Loan Agreement, OG&E agrees to pay to the administrative agent an incentive fee ranging from 0.25% to 0.75% of such outstanding amounts. The applicable interest rate margins, facility fee rates and incentive fee rates shall be determined based on OG&E’s then-current senior unsecured credit ratings. The obligation of the lenders to make the UBS Term Loans under the UBS Term Loan Agreement are subject to certain conditions precedent, including the accuracy in all material respects of certain representations and warranties and the absence of any default or unmatured default. The UBS Term Loans may be used for general corporate purposes and permitted acquisitions, other than the Redbud acquisition discussed below. The UBS Term Loans are drawable in multiple draws made prior to December 15, 2008, after which no additional UBS Term Loans shall be available under the UBS Term Loan Agreement. Once repaid, the UBS Term Loans may not be reborrowed. Borrowings must be prepaid with net cash proceeds from the issuance of any debt (with specified exceptions) incurred after September 26, 2008 and must be repaid, in any event, no later than March 26, 2010.

The UBS Term Loan Agreement contains a financial covenant requiring that OG&E maintain a maximum debt to total capitalization ratio of 65%. The UBS Term Loan Agreement also contains covenants which restrict OG&E and certain subsidiaries in respect of, among other things, mergers and consolidations, sales of all or substantially all assets, incurrence of liens and transactions with affiliates. The UBS Term Loans are subject to acceleration upon the occurrence of any event of default, including acceleration of indebtedness (other than non-recourse indebtedness) of $65 million or more in the aggregate, change of control (as defined in the UBS Term Loan Agreement), nonpayment of judgments in excess of $65 million, and the occurrence of certain ERISA and bankruptcy events.

As of October 2, 2008, there have been no borrowings under the UBS Term Loan Agreement.

For further information regarding the UBS Term Loan Agreement, see the copy of the UBS Term Loan Agreement that is filed as Exhibit 10.01 and incorporated by reference herein.

On September 26, 2008, OG&E also entered into a $300 million Term Loan Agreement (the “RBS Term Loan Agreement”) with Royal Bank of Scotland PLC, as Administrative Agent, and certain lenders to provide bridge financing for the Redbud acquisition discussed below. OG&E was entitled to elect to pay interest on the borrowings under the RBS Term Loan (the “RBS Term Loans”) at either (x) an alternative base rate or (y) a eurodollar base rate plus a margin of 0.50%, initially, which margin was scheduled to increase to 0.65% and 0.80% on the 30th and 60th day, respectively, after the closing date. The entire $300 million under the RBS Term Loan Agreement was borrowed on September 26, 2008 and the proceeds were used to finance the Redbud acquisition on that date. Pursuant to the terms of the RBS Term Loan Agreement, the RBS Term Loans were required to be prepaid with net cash proceeds received by OG&E from the sale of the fractional interests in the Redbud Facility discussed below and, in any event, the RBS Term Loans were required to be repaid by no later than December 29, 2008. The RBS Term Loans were repaid in full on September 30, 2008 following the closing of the sale by the Borrower of the fractional interest in the Redbud Facility.

For further information regarding the RBS Term Loan Agreement, see the copy of the RBS Term Loan Agreement that is filed as Exhibit 10.02 and incorporated by reference herein.

Item 8.01. Other Events

As previously disclosed, on January 21, 2008, OG&E entered into a Purchase and Sale Agreement (“Purchase and Sale Agreement”) with Redbud Energy I, LLC, Redbud Energy II, LLC and Redbud Energy III, LLC (“Redbud Sellers”), which are indirectly owned by Kelson Holdings LLC, a subsidiary of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. Pursuant to the Purchase and Sale Agreement, OG&E agreed to acquire from the Redbud Sellers the entire partnership interest in Redbud Energy LP which owned a 1,230 megawatt (“MW”) natural gas-fired, combined-cycle power generation facility in Luther, Oklahoma (“Redbud Facility”), for approximately $852 million, subject to working capital and inventory adjustments in accordance with the terms of the Purchase and Sale Agreement.

In connection with the Purchase and Sale Agreement, OG&E also entered into (i) an Asset Purchase Agreement (“Asset Purchase Agreement”) with the Oklahoma Municipal Power Authority (“OMPA”) and the Grand River Dam Authority (“GRDA”), pursuant to which OG&E agreed that it would, after the closing of the transaction contemplated by the Purchase and Sale Agreement, dissolve Redbud Energy LP and sell a 13 percent undivided interest in the Redbud Facility to the OMPA and sell a 36 percent undivided interest in the Redbud Facility to the GRDA, and (ii) an Ownership and Operating Agreement (“Ownership and Operating Agreement”) with the OMPA and the GRDA, pursuant to which OG&E, the OMPA and the GRDA would jointly own the Redbud Facility and OG&E would act as the operations manager and perform the day-to-day operation and maintenance of the Redbud Facility.

On September 30, 2008, the Company issued a press release announcing that OG&E, the GRDA and the OMPA completed the acquisition of the Redbud Facility. OG&E acquired its 51 percent interest in the 1,230-megawatt Redbud plant for a purchase price of approximately $434.5 million. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

   Exhibit Number
Description

      10.01
Term Loan Agreement dated as of September 26, 2008 by and between Oklahoma Gas and Electric Company, UBS AG, as Administrative Agent, and UBS Securities LLC, as Sole Arranger and as Syndication Agent.
      10.02
Term Loan Agreement dated as of September 26, 2008 by and between Oklahoma Gas and Electric Company and Royal Bank of Scotland PLC, as Administrative Agent and as Syndication Agent.
         99.01
Press release dated September 29, 2008, announcing OG&E, GRDA and OMPA complete Redbud acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

October 2, 2008